Exhibit 99.1

WebEx Announces Fourth Quarter

and Fiscal Year 2006 Results

SANTA CLARA, Calif., January 31, 2007— WebEx Communications, Inc. (Nasdaq: WEBX), the leading provider of on-demand applications for collaborative business on the web, today announced financial results for the fourth quarter of 2006 and year ended December 31, 2006.

Revenue

For the fourth quarter of 2006, revenue was $101.9 million, an increase of 22% compared to $83.7 million in the fourth quarter of 2005.

For the year 2006, revenue was $380.0 million, a 23% increase from $308.4 million in the year 2005.

Non-GAAP Earnings

For the fourth quarter of 2006, net income on a non-GAAP basis was $21.8 million, a 50% increase over the $14.5 million net income from the fourth quarter of 2005. Non-GAAP diluted earnings per share were $0.42 in the fourth quarter of 2006, a 40% increase from $0.30 per share in the fourth quarter of 2005. Non-GAAP EPS excludes the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses associated with the acquisition of Intranets.com, such as the non-cash amortization of intangible assets and certain employee compensation expenses.

For the year 2006, net income on the same non-GAAP basis was $71.7 million, a 32% increase from $54.3 million for the year 2005. Diluted earnings per share in 2006 were $1.43, a 25% increase from $1.14 per share in the year 2005.

GAAP Earnings

For the fourth quarter of 2006, net income on a GAAP basis was $16.7 million or $0.33 per share on a fully diluted basis and includes the expense and tax impact of the new SFAS 123R equity compensation rule, and the non-cash amortization of intangible assets associated with the acquisition of Intranets.com. By comparison, WebEx had GAAP net income of $13.6 million and diluted EPS of $0.28 in the fourth quarter of 2005, which did not include items related to SFAS 123R, but did include certain expenses associated with the acquisition of Intranets.com, such as the non-cash amortization of intangible assets and certain employee compensation expenses.

For the year 2006, net income on a GAAP basis was $48.6 million and diluted earnings per share were $0.97, compared to $53.0 million and diluted earnings per share of $1.11 for the year 2005.

Cash

Cash and short-term investments at the end of the fourth quarter of 2006 were $345 million. Cash flow from operations was $34.0 million, partially offset by $1.7 million of capital expenditures, yielding free cash flow of $32.3 million for the quarter ended December 31, 2006.

“I am very pleased with our first ever $100 million quarter. We finished 2006 with strong performance in our core web collaboration business highlighted by excellent bookings and record cash flow”, said Subrah Iyar, chairman and chief executive officer of WebEx. “We enter 2007 well-positioned to go deep with our web collaboration suite and wide with new offerings through our WebEx Connect platform.”

Guidance

The following contains forward-looking guidance regarding WebEx’s financial outlook. The following statements are based on current expectations.

For the first quarter of 2007, WebEx anticipates revenues in the range of $105 to $108 million, GAAP EPS in the range of $0.29 to $0.31 and Non-GAAP EPS in the range of $0.39 to $0.41. Non-GAAP EPS excludes the expense and tax impact of the new SFAS 123R equity compensation rule, and the non-cash amortization of intangible assets associated with the acquisition of Intranets.com.

On a full year basis for 2007, revenues are anticipated to be in the range of $450 to $465 million. WebEx anticipates GAAP EPS in the range of $1.24 to $1.34 and Non-GAAP EPS in the range of $1.60 to $1.70, after excluding the expense and tax impact of the new SFAS 123R equity compensation rule and the non-cash amortization of intangible assets associated with the acquisition of Intranets.com.

Conference Call

Management will host the quarterly WebEx online meeting to discuss the results today January 31, 2007, beginning at 5:00 p.m. Eastern time. In conjunction with the audio call, there will be a WebEx meeting for the visual part of the presentation.

Interested parties may participate in the WebEx online meeting in one of two ways:

To join the WebEx online meeting and listen to the audio via the computer (WebEx VoIP), please go to http://www.webex.com/q406_earnings_voip

or

To join the WebEx online meeting and listen to the audio via the telephone, please go to http://www.webex.com/q406_earnings_tele and call (617) 614-3454 and enter passcode 88488728.

For those unable to participate in the live WebEx meeting, a replay will be available beginning one hour after the conclusion of the meeting. To replay the recorded WebEx online meeting, go to http://www.webex.com/q406_earnings_replay or to replay the audio only, call +1-617-801-6888 and enter reservation number 88488728.

Non-GAAP Financial Measures

This press release includes financial measures for earnings per share and net income for our results for both the fourth quarter of 2006 and the year ending December 31, 2006, and guidance for both the first quarter of 2007 and the year ending December 31, 2007 that have not been calculated in accordance with generally accepted accounting principles (GAAP) and may not necessarily be comparable to similarly-titled measures employed by other companies. These financial measures differ from GAAP in that they exclude the expense and tax impact of the new SFAS 123R equity compensation rule, and certain expenses from the acquisition of Intranets.com, including the effects of non-cash amortization of intangible assets, an in-process research and development charge and certain employee retention expenses. WebEx uses these non-GAAP financial measures to enhance understanding of its operational financial performance. WebEx believes that providing each of these non-GAAP financial measurements is useful to management and investors because they provide a consistent basis for comparison of WebEx’s financial condition and results of operations between quarters, which comparison is not influenced by changes in accounting rules for stock-based compensation, changes in tax rates resulting solely from changes in accounting rules, and acquisition-related expenses associated with the purchase of Intranets.com. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share or net income calculated in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of these GAAP and non-GAAP financial measures is included in the attached tables.

Our non-GAAP financial measures reflect adjustments based on the following items:

•	Stock-based compensation: Our GAAP income statement includes stock compensation expense and the tax impact related to the adoption of Statement of Financial Accounting Standard 123R, Share-Based Payment (SFAS No. 123R), which we have been subject to since the first quarter of 2006. SFAS No. 123R requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. In periods prior to the adoption of SFAS No. 123R, when employee stock-based compensation awards had an exercise price equal to or above the market value of the underlying common stock on the date of grant, no stock compensation expense was required to be recognized in our statement of operations. We believe it is useful to provide financial statements with both the GAAP and the non-GAAP measures of our compensation expense and the related tax impact, as this helps to provide a more meaningful comparison of our current operating results to operating results in prior periods when SFAS No. 123R was not in effect. Stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock-based compensation expenses will recur in future periods.

•	Amortization of intangibles, Intranets.com Acquisition: We continue to incur charges relating to the amortization of intangible assets which were purchased in connection with our acquisition of Intranets.com in September 2005. These charges are included in our GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. We exclude these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

•	Employee Retention-Related Charges, Intranets.com Acquisition: Through and including the third quarter of 2006 but not thereafter, we incurred certain employee-retention costs in connection with the acquisition of Intranets.com that we would not have otherwise incurred. These GAAP costs were incurred to motivate individuals employed by Intranets.com prior to the acquisition to remain employed by us following the acquisition. We believe that eliminating these acquisition-related expenses for purposes of calculating the comparable non-GAAP financial measure facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance. These charges have now been completed and will not recur in future quarters.

•	In-process research and development charge, Intranets.com Acquisition: We incurred, in the third quarter of 2005, a one-time GAAP accounting charge in connection with the acquisition of Intranets.com. The GAAP charge related to amounts assigned to tangible and intangible assets to be used in research and development projects that had no alternative future use and therefore were charged to expense at the acquisition date. The charge for in-process research and development in connection with the acquisition of Intranets.com is reflected in our GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share solely in the third quarter of 2005. In-process research and development expenses are not indicative of our ongoing operating costs. Accordingly, we believe that eliminating this accounting charge for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of our current operating performance and comparisons to past operating performance.

About WebEx Communications, Inc.

With more than 2.2 million registered users, WebEx is the global leader in on-demand applications for collaborative business on the web. WebEx applications combine both synchronous and asynchronous collaboration capabilities and enhance high-touch business processes, such as sales and training, with efficient web-touch interactions. As an on-demand provider, WebEx is able to facilitate both internal and external collaboration. WebEx delivers its range of applications over the WebEx MediaTone Network, a global network specifically designed for the secure delivery of on-demand applications. WebEx is based in Santa Clara, California and has regional headquarters in Europe, Asia and Australia. Please call toll free 877-509-3239 or visit http://www.webex.com for more information.

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This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the first quarter of 2007 and the year ending December 31, 2007 on anticipated revenues and earnings per share, increasing market penetration with our web collaboration suite and expanding our offerings through our WebEx Connect platform, the benefits to management and investors in providing non-GAAP financial measures, the contribution to revenue of stock-based compensation and the recurrence of stock-based compensation expenses. Factors which could contribute to risks and uncertainties include, but are not limited to, the failure of WebEx to meet financial expectations, decrease in demand for WebEx collaboration applications and services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx’s services, the effects of competitive offerings, additional expenses associated with the further integration of Intranets.com, the commercial success of our core collaboration business, and our success in making new applications available through the WebEx Connect platform. A fuller discussion of risks and uncertainties that could affect WebEx Communications, Inc. is more fully set forth in WebEx Communications, Inc.’s filings with the Securities and Exchange Commission, including WebEx’s Form 10-Q filed on November 8, 2006. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.

WebEx Communications, Inc.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005(1)	2006	2005(1)
Net revenues	$101,925	$83,685	$380,012	$308,422
Cost of revenues(2)	16,924	14,740	67,945	53,893

Gross profit	85,001	68,945	312,067	254,529

Operating expenses:
Sales and marketing(2)	37,349	28,219	141,787	102,707
Research and development(2)	13,761	12,099	53,799	45,713
General and administrative(2)	9,065	8,371	37,753	26,184

Total operating expenses	60,175	48,689	233,339	174,604

Operating income	24,826	20,256	78,728	79,925

Interest and other income, net	2,956	1,726	9,360	6,613

Income before income taxes	27,782	21,982	88,088	86,538

Provision for income taxes	11,085	8,385	39,514	33,536

Net income	$16,697	$13,597	$48,574	$53,002

Net income per share:
Basic	$0.34	$0.29	$1.01	$1.16
Diluted	$0.33	$0.28	$0.97	$1.11

Weighted average shares used to compute net income per share:
Basic	49,104	46,204	48,009	45,819
Diluted	51,243	47,803	50,055	47,775

(1)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.
(2)	Cost of revenues and operating expenses include the following stock compensation expense:

Cost of revenues	$616	$—	$2,863	$—
Sales and marketing	2,120	—	9,592	—
Research and development	1,365	—	5,906	—
General and administrative	1,439	3	5,795	13

	$5,540	$3	$24,156	$13

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows (in thousands, except per share amounts):

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005(1)	2006	2005(1)
GAAP net income	$16,697	$13,597	$48,574	$53,002
Stock-based compensation	5,540	3	24,156	13
Amortization of acquisition-related intangibles	723	723	2,892	900
Acquisition-related charges	—	680	1,874	846
In-process research and development charge	—	—	—	307

Provision for income taxes(2)	(1,195)	(536)	(5,842)	(793)

Non-GAAP net income	$21,765	$14,467	$71,654	$54,275

Non-GAAP net income per share:
Basic	$0.44	$0.31	$1.49	$1.18
Diluted	$0.42	$0.30	$1.43	$1.14

Weighted average shares used to compute non-GAAP net income per share:
Basic	49,104	46,204	48,009	45,819
Diluted	51,243	47,803	50,055	47,775

(1)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.
(2)	The estimated non-GAAP effective tax rate was 36% and 39% for the fourth quarter and twelve months ended 2006, respectively. The estimated non-GAAP effective tax rate was 38% for both the fourth quarter and twelve months ended 2005, respectively. These non-GAAP effective tax rates have been used to adjust the provision for income taxes for non-GAAP purposes.

WebEx Communications, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2006	2005(1)
ASSETS
Current assets:
Cash and cash equivalents	$54,687	$18,101
Short-term investments	290,465	179,110
Accounts receivable, net	53,838	51,231
Prepaid expenses and other current assets	10,193	7,231
Deferred tax assets	10,883	6,326

Total current assets	420,066	261,999

Property and equipment, net	48,594	51,592
Goodwill	26,965	28,224
Intangible assets, net	12,971	16,453
Deferred tax assets	5,583	2,930
Other non-current assets	2,078	1,579

Total assets	$516,257	$362,777

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,253	$9,011
Accrued liabilities	25,116	19,635
Deferred revenue	16,429	12,652
Income tax payable	3,042	4,348

Total current liabilities	49,840	45,646

Non-current liabilities	6,191	5,102
Stockholders’ equity:
Common stock	49	46
Additional paid-in capital	355,482	258,002
Accumulated other comprehensive income	4,162	2,022
Accumulated earnings	100,533	51,959

Total stockholders’ equity	460,226	312,029

Total liabilities and stockholders’ equity	$516,257	$362,777

(1)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

WebEx Communications, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Twelve months ended December 31,
	2006	2005(1)
Cash flows from operating activities:
Net income	$48,574	$53,002
Adjustments to reconcile net income to net cash provided by operating activities:
Provisions for doubtful accounts and sales reserve	19,257	14,537
Depreciation and amortization	21,204	15,989
Loss from disposal of assets	273	464
Deferred income taxes	(5,603)	583
Tax benefit of stock plans	15,074	10,459
Excess tax benefit from stock-based compensation	(6,929)	—
Stock-based compensation	24,156	13
In-process research and development charge	—	307
Changes in operating assets and liabilities:

Accounts receivable	(21,864)	(32,159)

Prepaid expenses and other current assets	(2,962)	(2,303)
Other non-current assets	(367)	(36)
Accounts payable	(3,758)	(884)
Accrued liabilities	6,570	545
Income tax payable	(1,306)	5,625
Deferred revenue	3,777	2,152
Other	3,345	298

Net cash provided by operating activities	99,441	68,592

Cash flows from investing activities:
Purchases of available-for-sale securities and other investments	(243,395)	(182,097)
Maturities and sales of available-for-sale securities and other investments	130,703	107,141
Adjustments (payments) made in connection with business acquisition, net	(348)	(40,023)

Purchases of property and equipment	(14,997)	(17,691)

Net cash used in investing activities	(128,037)	(132,670)

Cash flows from financing activities:
Net proceeds from issuances of common stock	58,286	35,876
Excess tax benefit from stock-based compensation	6,929	—

Repurchase of common stock	(33)	(34,139)

Net cash provided by financing activities	65,182	1,737

Increase (decrease) in cash and cash equivalents	36,586	(62,341)
Cash and cash equivalents at beginning of the period	18,101	80,442

Cash and cash equivalents at end of the period	$54,687	$18,101

(1)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.